UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2012

KENTUCKY FIRST FEDERAL BANCORP

(Exact Name of Registrant as Specified in Its Charter)

United States	0-51176	61-1484858
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

479 MAIN STREET, HAZARD, KENTUCKY	41702
(Address of principal executive offices)	(Zip Code)

(502) 223-1638

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 30, 2012, Kentucky First Federal Bancorp (the “Company”) announced that it had received final regulatory approval for the proposed merger with CKF Bancorp, Inc., (“CKF Bancorp”) which was announced November 3, 2011. The receipt of the approvals allows the Company and CKF Bancorp to finalize plans to complete the merger whereby CKF Bancorp will be merged into Kentucky First and Central Kentucky Federal Savings Bank will be concurrently merged into First Federal Savings Bank of Frankfort. For more information, see the Company’s press release dated November 30, 2012, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On December 4, 2012, the Company announced that it and CKF Bancorp had selected December 31, 2012, as the anticipated closing date for the merger. For more information, see the Company’s press release dated December 4, 2012, which is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

The following exhibits are filed herewith:

99.1	Press Release dated November 30, 2012

99.2	Press Release dated December 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2012

KENTUCKY FIRST FEDERAL BANCORP

By: /s/ Don D. Jennings
Don D. Jennings
President and Chief Operating Officer